SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-3
                              REGISTRATION STATEMENT
                         Under the Securities Act of 1933

                          PENRIL DATACOMM NETWORKS, INC.
              (Exact Name of Registrant as Specified in its Charter)

                                     DELAWARE
          (State or Other Jurisdiction of Incorporation or Organization)

                                    34-1028216
                      (I.R.S. Employer Identification Number)

                           1300 Quince Orchard Boulevard
                           Gaithersburg, Maryland 20878
                                  (301) 417-0552
                (Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Registrant's Principal Executive Offices)

                                  Richard D. Rose
                                  Vice President
                           1300 Quince Orchard Boulevard
                           Gaithersburg, Maryland 20878
                                  (301) 417-0552
             (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code, of Agent for Service)

           Approximate date of commencement of proposed sale to public:
  As soon as practicable after the effective date of this Registration Statement

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
     ----

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X
                                             ----

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
                                                       -----

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
                                   -----

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box:
                                 -----

                                             CALCULATION OF REGISTRATION FEE


                                     Proposed        Proposed
                                     Maximum         Maximum
 Title of                            Aggregate       Aggregate    Amount of
Shares to be        Amount to        Offering Price  Offering      Registration
 Registered       be Registered      per Share       Price(1)       Fee
---------------   --------------     ----------      -----------  ---------
Common Stock,
par value,
$.01 per share        1,465,000      $5.75           $8,423,750        $2,905


(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The registration fee with respect to the shares of Common Stock to be sold by the Selling Shareholders has been computed pursuant to Rule 457 using the price of the last sale reported on the National Association of Securities Dealers Automated Quotations/National Market System ("NASDAQ/NMS") on November 14, 1995.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS

                          PENRIL DATACOMM NETWORKS, INC.
                         1,465,000 SHARES OF COMMON STOCK

     The shares of Common Stock, $.01 par value per share (the "Common Stock"), of Penril DataComm Networks, Inc. (the "Company") that relate to this Prospectus include 1,465,000 shares (the "Selling Shareholders Shares") offered for sale by certain holders of the Company's Common Stock (the "Selling Shareholders"). See "Selling Shareholders." The Company has agreed to pay all of the expenses of this offering but will not receive any of the proceeds from the sale of the Selling Shareholders Shares being offered hereby.

     All brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Selling Shareholders Shares will be the purchase price of the Selling Shareholders Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

     The Common Stock is quoted on the National Association of Securities Dealers Automated Quotations/National Market System (NASDAQ/NMS) under the symbol "PNRL." The closing price per share reported on the NASDAQ/NMS on November 14, 1995 was $5.75.

     The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Selling Shareholders Shares, may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Selling Shareholders Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act. The Selling Shareholders Shares to be offered by the Selling Shareholders may be offered in one or more transactions in the over-the-counter market or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, the prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders Shares to be offered by the Selling Shareholders may be sold either (a) to a broker or dealer as principal for resale by such broker or dealer for its account pursuant to this Prospectus (for example, in transactions with a "market maker") or (b) in brokerage transactions, including transactions in which the broker solicits purchasers.

                               ____________________

     No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained herein is correct as of any time subsequent to the date hereof.
                               ____________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ____________________

                 The date of this Prospectus is November 14, 1995

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60606. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

     This Prospectus does not contain all the information set forth in the Registration Statement (the "Registration Statement") that the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, copies of which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Such requests should be directed to Richard D. Rose, Vice President, Penril DataComm Networks, Inc., 1300 Quince Orchard Boulevard, Gaithersburg, Maryland 20878 (Telephone: 301-417-0552).


                        DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-7886) are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K, for the fiscal year ended July 31, 1995, filed with the Commission on October 27, 1995.

     2. The Company's Current Report on Form 8-K filed with the Commission on October 6, 1995.

     3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on November 27, 1972.

     4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing each such document.

     Any statements contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

                                    THE COMPANY

General

     The Company is a Delaware corporation with its principal executive offices located at 1300 Quince Orchard Boulevard, Gaithersburg, Maryland 20878 (telephone: 301-417-0552). The Company develops and markets network access devices which enable local, remote or mobile users to access network resources located at remote sites, central sites or any other point in the network. In addition, one of the Company's wholly-owned subsidiaries specializes in the production of sophisticated high frequency electronic instrumentation equipment.


                                  USE OF PROCEEDS

     The Selling Shareholders Shares being offered are for the accounts of the Selling Shareholders. Accordingly, the Company will receive none of the proceeds from the sale of the Selling Shareholders Shares.


                               SELLING SHAREHOLDERS

     The following table sets forth as of November 14, 1995, certain information with respect to the Selling Shareholders, including the number of shares that may be offered by them. The number of shares which may actually be sold by the Selling Shareholders will be determined from time to time by them and will depend upon a number of factors, including the price of the Company's Common Stock from time to time. Because the Selling Shareholders may offer all or none of the Selling Shareholders Shares that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Selling Shareholders Shares that will be held by the Selling Shareholders upon termination of such offering. See "Plan of Distribution."

                              Number of shares of      Shares of Common
                             Common Stock owned by       Stock offered
                              Selling Shareholders           hereby
  Name of Selling            ---------------------     ------------------
  Shareholders                Shares    % of Class     Shares  % of Class
 ---------------------       --------   ----------     ------- ----------

  Pequot Partners
     Fund,L.P.(1)               636,000       7.0%       636,000     7.0%
  Pequot Endowment
     Fund, L.P.(2)              260,000       2.9%       260,000     2.9%
  Pequot International
     Fund, Inc.(3)              569,000       6.2%       569,000     6.2%
                              ---------      -----     ---------    -----
     Total                    1,465,000(4)   16.1%     1,465,000    16.1%
                              =========      =====     =========    =====

(1) The general partner and investment manager of Pequot Partners Fund, L.P., a Delaware limited partnership, is Pequot General Partners, a Connecticut general partnership ("General Partners").

(2) The general partner and investment manager of Pequot Endowment Fund, L.P., a Delaware limited partnership, is Pequot Endowment Partners, L.P., a Delaware limited partnership ("Endowment Partners").

(3) The investment manager of Pequot International Fund, Inc., a British Virgin Islands corporation is DS International Partners, L.P., a Delaware limited partnership ("International Partners").

(4) General Partners, Endowment Partners and International Partners (collectively, the "Partners") are the beneficial owners (as such term is used in Rule 13d-3 of the Exchange Act) of the shares of Common Stock owned by the fund for which they act as investment manager, respectively. The Partners may be deemed to constitute a group (as such term is used in Section 13(d)(3) of the Exchange Act). Each of the Partners disclaims beneficial ownership of the shares of Common Stock Beneficially owned by the other Partners.

                               PLAN OF DISTRIBUTION

     The Selling Shareholders Shares offered hereby are being sold by the Selling Shareholders acting as principals for their own accounts. The Company will receive none of the proceeds from such offering.

     The distribution of the Selling Shareholders Shares by the Selling Shareholders is not subject to any underwriting agreement. The Company expects that the Selling Shareholders will sell their shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the Selling Shareholders, or through broker-dealers acting as principals, who may then resell their Selling Shareholders Shares in the over-the-counter market, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Selling Shareholders Shares through broker-dealers, and such broker-dealers will receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Selling Shareholders Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the distribution of the Selling Shareholders Shares may be deemed to be "underwriters" as that term is defined in the Securities Act and any commissions received by such broker-dealers and any profit on resale of Selling Shareholders Shares sold by them might be deemed to be underwriting discounts or commissions under the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, other than brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

     At the time a particular offer of Selling Shareholders Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Selling Shareholders Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for Selling Shareholders Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     The Selling Shareholders are not restricted as to the price or prices at which they may sell their Selling Shareholders Shares. Sales of Selling Shareholders Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Shareholders are not restricted as to the number of Selling Shareholders Shares which may be sold at any one time, and it is possible that a significant number of Selling Shareholders Shares could be sold at the same time.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Selling Shareholders Shares may not simultaneously engage in market making activities with respect to the Selling Shareholders Shares for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Selling Shareholders Shares by the Selling Shareholders.

     In order to comply with certain states' securities laws, if applicable, the Selling Shareholders Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Selling Shareholders Shares may not be sold unless the Selling Shareholders Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

     The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities, including liabilities under the Securities Act.


                                   LEGAL MATTERS

     The validity of the securities being offered hereby has been passed upon for the Company by the law firm of Benesch, Friedlander, Coplan & Aronoff, Cleveland, Ohio, of which law firm Richard D. Margolis, a director of the Company, is a Partner.


                                      EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended July 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

     Filing Fee -- Securities and Exchange Commission           $2,905
     Accounting Fees and Expenses                                2,000
     Legal Fees and Expenses                                     2,000
     Miscellaneous Expenses                                      1,000
                                                                 -----
     Total                                                      $7,905
                                                                 =====
All expenses other than the Securities and Exchange Commission filing fee are estimated. All expenses will be borne by the Company.

____________________


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Amended and Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred by such person in connection therewith. The Amended and Restated Certificate of Incorporation provides that the right to indemnification is a contract right.

     The Company has purchased directors' and officers' liability insurance in an amount of $2,000,000, covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

Item 16.  Exhibits.

Exhibit No.           Description

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)(a)(iii) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1989).

4.2 Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 filed April 29, 1991).

4.3 By-laws of the Company (incorporated by reference to Exhibit (3)(a)(ii) to the Company's Annual Report on Form 10-K for the year ended July 31, 1987).

4.4 Stock Purchase Agreement dated as of September 22, 1995 among the Company, Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P. and Pequot International Fund Inc. (incorporated by reference to Exhibit 4.01 to the Company's Report on Form 8-K filed October 6, 1995).

4.5 Registration Rights Agreement dated as of September 22, 1995 among the Company, Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P. and Pequot International Fund Inc. (incorporated by reference to Exhibit 4.02 to the Company's Report on Form 8-K filed October 6, 1995).

5 * Opinion of Benesch, Friedlander, Coplan & Aronoff, counsel for the Company.

23.1 *                Consent of Deloitte & Touche LLP.

23.2 * Consent of Benesch, Friedlander, Coplan & Aronoff (included as part of Exhibit 5).

24*                   Power of Attorney (included on Signature page hereto).
____________________
* Filed Herewith


Item 17.    Undertakings.

            The undersigned Registrant hereby undertakes:

            (a)  (1)  To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is continued in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on the 20th day of November, 1995.

                                     PENRIL DATACOMM NETWORKS, INC.

                                     By:  \s\Henry D. Epstein
                                          -------------------------------
                                     Henry D. Epstein, Chairman of the Board,
                                     President and Chief Executive Officer

                                 POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry D. Epstein and Richard D. Rose, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                     \s\Henry D. Epstein
                                     ----------------------------------
                                     Henry D. Epstein
Dated:  November 20, 1995            Chairman of the Board and Chief Executive
                                     Officer (Principal Executive Officer)


                                     \s\Richard D. Rose
                                     ----------------------------------
                                     Richard D. Rose
Dated:  November 20, 1995            Vice President, Chief Financial Officer
                                     and Chief Accounting Officer (Principal
                                     Financial and Accounting Officer)

                                     \s\John P. Lowe, Jr.
                                     ----------------------------------
                                     John P. Lowe, Jr.
Dated:  November 20, 1995            Director

                                     \s\Richard D. Margolis
                                     ----------------------------------
                                     Richard D. Margolis
Dated:  November 20, 1995            Director

                                     \s\ Michael H. Newlin
                                     ----------------------------------
                                     Michael H. Newlin
Dated:  November 20, 1995            Director

                                     \s\Howard M. Schneider
                                     ----------------------------------
                                     Howard M. Schneider
Dated:  November 20, 1995            Director

                                     \s\Norman Einspruch
                                     ----------------------------------
Dated:  November 20, 1995            Norman Einspruch
                                     Director

                                     \s\Ronald A. Howard
                                     ----------------------------------
                                     Ronald A. Howard
Dated:  November 20, 1995            Director